News Release

CONTACT:  ELLEN BATKIE     (800) 262-6301

CHARTER ONE REPORTS RECORD 4th QTR EPS OF $.59, UP 20%

Highlights for the quarter ended 12/31/01:

  Net earnings a record $.59 per share, up 20% over 4th quarter 2000
  Net yield at 12/31/01 of 3.38%, up from 3.21% at 9/30/01 and 2.91% at 12/31/00
  Net interest income up 11% from the 3rd quarter, and 30% from 4th quarter 2000
  Retail banking revenue up 11% from the 3rd quarter, and 22% from 4th quarter 2000
  Total deposits, excluding acquisitions, up $768 million or 3% in quarter, up 17% in year
  Core deposits, excluding acquisitions, up $1.2 billion or 9% in quarter, up 48% in year
  Loan originations of $4.9 billion, up from $4.5 billion in 3rd quarter, and $2.8 billion in 4th quarter 2000
  Non single-family loan portfolio up 19% in the year, now 61% of total loans
  Net charge-offs of .29% in the quarter, significantly below industry average
  Reserve to loans strengthened to .98%, up from .78% at 12/31/00

CLEVELAND, Ohio, January 22, 2002 -- Charter One Financial, Inc. (NYSE:CF), the holding company of Charter One Bank, F.S.B., today reported net income of $135 million for the three months ended December 31, 2001, or a record $.59 per diluted share. This was up 20% from $.49 in net earnings per diluted share reported in the year ago quarter, and up 3.5% from $.57 in the third quarter of 2001. All per share data have been restated for the 5% stock dividend paid on September 28, 2001.

Net income for the quarter generated annualized returns of 1.44% on average assets, 17.67% on average equity, and 20.18% on average tangible equity. These compared with returns of 1.33% on average assets, 18.26% on average equity and 20.18% on average tangible equity in the fourth quarter of 2000.

There were several significant components to the fourth-quarter earnings that related primarily to interest rates and the country's economic environment. The rate environment drove residential lending volumes to extraordinary levels and accounted for much higher sales of mortgage-backed securities. The result was $46 million in pre-tax gains from those sales, far above a normal run rate. Offsetting the earnings benefit of these gains was a $20 million increase in loan loss reserves due to the softening economy; a $16.5 million increase in the mortgage servicing rights valuation allowance due to the increase in mortgage prepayment levels; and a $7.5 million contribution to a newly formed charitable foundation.

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Net income for the full-year 2001 topped $500 million for the first time in Charter One's history, reaching $501 million, or $2.21 per diluted share. This represented an 11% increase over 2000's net operating earnings (net income excluding merger-related costs) of $1.99 per share. Returns held steady for the two years, with returns on assets, equity and tangible equity of 1.41%, 18.17% and 20.25% in 2001, compared to operating returns on assets, equity and tangible equity of 1.43%, 18.82% and 20.88% in 2000.

"Charter One's 2001 performance was simply remarkable," commented Charles John Koch, Charter One's Chairman and Chief Executive Officer. "Not only did we surpass every financial and operating performance goal that we established for ourselves as we entered 2001, we also made great strides in achieving our longer term goal of building a fortress-like balance sheet. We posted extraordinary retail deposit growth, which helped move our loan-to-deposit ratio to 101% (from 122% a year ago). Additionally we materially strengthened our loan loss reserves, and maintained one of the strongest tangible capital positions in the financial sector. All of this was accomplished while reporting returns on assets and equity in the upper quartile of the regional banking sector."

Net interest income and net yield - Net interest income was $280 million for the three months ended December 31, 2001, up a noteworthy 11% from $253 million in the third quarter of 2001 and 30% from $215 million in the fourth quarter of 2000. This increase was primarily driven by net yield expanding to 3.38% at December 31, 2001, up from 3.21% at the end of September, and 2.91% at the end of December 2000. Asset growth also contributed to the increase, with average interest earning assets up 2% in the fourth quarter of 2001, and up 13% from the fourth quarter of 2000. The expansion in net yield reflected the significant benefits realized from the maturity and repricing of higher rate certificates of deposit and repricing of core deposits. This also provides a strong foundation going into 2002.

Retail banking revenue - Retail banking revenue is the largest component of recurring noninterest income and totaled $80 million for the three months ended December 31, 2001, up 22% from the comparable 2000 quarter. Retail banking revenue actually includes three separate components: deposit-related revenue ($68 million), fees from retail brokerage activities ($9 million), and other revenue related to retail operations ($3 million). Deposit-related revenue was once again up 20% over the same quarter last year, extending the streak of 20% year-over-year growth. The primary drivers of the increase were debit card and transaction-related revenues, both of which are important elements of the retail banking strategy.

Mortgage banking revenue - The mortgage banking category includes revenue associated with Charter One's mortgage servicing and mortgage banking operations, offset by the amortization of its mortgage servicing rights asset. In the fourth quarter of 2002 the $16.5 million increase in the MSR valuation allowance discussed above exceeded the revenues generated by $3 million. In the year ago quarter, mortgage banking revenue benefited from a $21 million gain on the sale of $3 billion in mortgage servicing. Notwithstanding the high prepayment environment throughout 2001, Charter One's substantial retail mortgage replenishment capabilities resulted in a 33% increase from December 2000 in its portfolio of loans serviced for others, to just under $14 billion.

Net gains (losses) - Historically, Charter One has managed portfolio size and mix through sales of mortgage-backed securities comprised primarily of seasoned bank-originated, fixed-rate mortgage product. These sales generate nearly all of the revenue included as net gains (losses). With lending volumes continuing at record levels, particularly in the consumer-oriented portfolio, the Company remains an excess asset generator, meaning it is generating significantly more residential mortgage

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assets than it needs to meet its balance sheet size and mix objectives. During the fourth quarter of 2001, net gains of $46 million resulted primarily from the sale of $1.9 billion of such securities.

Lending production - Loan and lease originations for the fourth quarter of 2001 were strong at $4.9 billion, capping off a record year of $17.8 billion. Single-family originations remained a significant portion of overall volumes at $2.8 billion in the fourth quarter, and $9.2 billion for the year. Since single-family loans represent an important gateway to the retail consumer and the resulting cross-sell opportunities, healthy origination levels continue to be an important element of Charter One's banking model.

Lending portfolio - Loans and leases before reserves totaled $26.0 billion at December 31, up $1.8 billion, or 7%, from the end of the 2000. The ending balance included $1.4 billion in loans from acquisitions and is after $6.7 billion in single-family and consumer loans securitized during the year. At the end of December, 39% of the loan portfolio was in single-family loans, down from 45% at the end of 2000. At 61% of the portfolio, the non single-family portion of the portfolio totaled $15.8 billion, up 1% during the quarter and 19% since the beginning of the year. Without the acquisitions and securitization activity, the growth rate would have been 23% for the year.

Credit quality and allowance for loan losses - Annualized net charge-offs equaled .29% of average loans for the fourth quarter of 2001, down from .36% in the third quarter, and came in at .27% for the year. This level is roughly one-third the industry average of 1.10% reported for the third quarter of 2001 by the FDIC for commercial banks with assets in excess of $10 billion. Furthermore, Charter One's nonperforming asset level is at the very low end of the range for comparably sized financial institutions. Nonperforming assets (including troubled debt restructurings and loans delinquent 90 days and still accruing) increased to $244 million at December 31, 2001 from $214 million at September 30, 2001. The ratio of nonperforming assets to total assets remained low at .64% at December 31, 2001. Given the performance of the portfolio and the collateralized nature of these assets, management continues to believe credit losses will remain very manageable over the near term.

In light of the softening economy and reflecting the shifting mix of the loan portfolio, the provision for loan and lease losses exceeded net charge-offs by $20 million during the quarter ($32 million during the year). The ratio of the allowance to total loans has increased from .78% at the beginning of 2001 .98% at December 31. Additionally, the $255 million allowance was equivalent to nearly four years of charge-offs, based on the 2001 annual level. The portfolio remains well diversified and 95% of all loans are collateralized, with 60% backed by single and multifamily real estate.

Deposits - Deposits totaled $25.1 billion at December 31, 2001, up $5.5 billion, or 28%, during the year. Acquisitions contributed $2.2 billion of the net growth, resulting a de novo retail deposit increase of $3.3 billion, for a growth rate of 17%. This represents the highest organic growth rate in Charter One history, both in terms of growth rate and absolute balances. During the fourth quarter, total deposits, excluding acquisitions, increased by $768 million, for an organic growth of 3%. The quarter also included $866 million coming from the purchase of the branches and retail deposits of Superior Federal Bank in Illinois. Early deposit retention results at Superior have been excellent.

But the real news was in core deposits, a primary focus over the past several years. Core deposits (checking, money market and savings accounts) totaled $14.6 billion at December 31, 2001, up $5.1 billion or 55% from the end of 2000. Acquisitions accounted for only $607 million of this growth,

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resulting in an industry-leading de novo growth rate of 48% for 2001. Core deposits now represent 58% of total deposits, and checking account balances make up 31% of the total. In contrast, the mix a year ago included 48% in core deposits and 20% in checking accounts. During the fourth quarter, core deposits, excluding $189 million from acquisitions, increased by $1.2 billion, for organic growth of 9%. All of the growth during the quarter came from increased checking accounts.

Much of the success in attracting deposits has been attributable to attractive checking account products. Once again, a record was established in opening 131,000 checking accounts during the fourth quarter, bringing the total for the year to 467,000. The total number of checking accounts increased to 1.27 million at the end of 2001, up 17% from 1.09 million at the end of 2000, with only 1% attributable to acquisitions.

Operating expenses - Administrative expenses totaled $176 million in the three months ended December 31, 2001, up from $155 million in the third quarter of 2001 and $142 million (excluding merger costs) in the year ago quarter. The increase was primarily attributable to costs associated with acquisitions, high loan origination volumes and new marketing programs. Additionally, Charter One established a charitable foundation during the fourth quarter, funding it with an initial deposit of $7.5 million. Operating expenses translated into an efficiency ratio of 41.66% for the fourth quarter of 2001, compared to 40.49% for the third quarter of 2001 and 41.79% for the fourth quarter of 2000.

Stock repurchase update - On July 18, 2000, the Company authorized the repurchase of 10% of its outstanding shares, or approximately 20 million shares. During 2001, Charter One repurchased 4.3 million shares. Separately, on September 12, 2001, the Company entered into an agreement with a third party that provided the Company with an option to purchase up to $100 million of Charter One common stock through the use of forward transactions. On January 8, 2002, the Company settled open forward transactions for 3.5 million shares of its common stock through physical share settlement whereby the Company paid cash of $97 million, or $27.69 per share, to a third party in exchange for the 3.5 million shares. The common shares outstanding and shareholders' equity were reduced on the settlement date and, as a result, the transaction did not affect Charter One's 2001 results or year-end balance sheet. Following the purchases under this agreement, Charter One had 7.1 million shares remaining under its current repurchase authorization.

Acquisition update - On January 11, 2002, the Company announced an agreement to acquire Charter National Bancorp, a commercial bank headquartered in Wyandotte, Michigan, with $300 million of assets. At the same time, it announced its intention to adopt the Charter One name for its Michigan operations as soon as the merger is complete, sometime in the second or third quarter of 2002.

National bank charter application - As previously announced, Charter One has filed an application with the Office of the Comptroller of the Currency to convert to a national bank charter. Charter One Bank is currently a federal savings bank regulated by the Office of Thrift Supervision. Charter One expects the conversion to be effective during the first quarter of 2002. Given the Bank's capital levels and business mix, management does not anticipate any significant financial or regulatory impact from the switch in regulators.

Outlook - In closing, Koch stated he was comfortable with earnings estimates of $2.50 to $2.55 per share for 2002, which translates into a 13 to 15% growth rate. "Our comfort stems primarily from confidence in our consumer banking model, and the strong momentum coming off our 2001 performance. Furthermore, we expect to meet these targets in a conservative manner."

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He went on to summarize a few of the most significant assumptions behind the earnings guidance:

  A continuation of the current interest rate and economic environment
  Modest asset growth of up to 3%
  A 20% increase in retail banking revenues
  A 4% increase in operating expenses
  A net charge-off ratio of 30 basis points on average loans
  Normalized levels of securities gains of $5 million per quarter starting second quarter 2002; first quarter includes $20 million in gains already realized.

The ability to meet these robust growth targets with little or no asset growth not only reduces our risk profile, it provides tremendous capital management flexibility. As illustrated by the 3.5 million shares repurchased on January 8 of this year, we have a strong history of using our capital position in an opportunistic manner.

Company profile - Charter One has $38 billion in total assets, making it one of the 25 largest bank holding companies in the country. The Bank has 456 branch locations in Ohio, Michigan, New York, Illinois, Massachusetts, and Vermont. In Michigan, the branch locations currently operate under the name First Federal of Michigan. The Company's diverse product set includes: consumer banking, indirect auto finance, commercial leasing, business lending, commercial real estate lending, mortgage banking, and retail investment products. For additional information, including press releases and investor presentations, investors are directed to Charter One's web site: www.charterone.com.

The Company has scheduled a conference call to discuss quarterly results for 10:00 a.m. eastern time on Wednesday, January 23, 2002. To participate in the call, dial (888) 423-3268 and ask for the Charter One 4th quarter earnings call. The call is available on a replay basis until February 2, 2002 by dialing (320) 365-3844, access code 621377. Alternatively, the call will be available through Charter One's website, both on a live and a replay basis.

Forward-Looking Information

This release contains certain estimates of future operating trends for Charter One Financial, Inc., as well as estimates of financial condition and earnings, operating efficiencies, revenue creation, lending origination, loan sale volumes, charge-offs and loan loss provisions. These estimates constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), which involve significant risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference include, but are not limited to:(1) the economic impact of the terrorist attacks on September 11, and the U.S. response to those attacks; (2) revenue growth is lower than expected; (3) competitive pressures among depository institutions increase significantly; (4) changes in the interest rate environment reduce interest margins; (5) general economic conditions, either nationally or in the states in which the Company does business, are less favorable than expected; and (6) legislation or regulatory changes adversely affect the businesses in which the Company is engaged. Other factors which may affect these statements are identified in previous filings with the Securities and Exchange Commission.

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CHARTER ONE FINANCIAL, INC.
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
	Three Months Ended
	12/31/01	9/30/01	6/30/01	3/31/01	12/31/00
	(Dollars in thousands, except per share data)
Interest income:
Loans and leases	$ 462,055	$ 484,697	$ 458,851	$ 466,667	$ 472,623
Mortgage-backed securities:
Available for sale	109,319	89,819	84,613	82,724	69,608
Held to maturity	17,241	20,141	23,283	26,287	28,108
Investment securities:
Available for sale	2,741	3,387	2,216	2,836	8,057
Held to maturity	85	88	91	145	333
Other interest-earning assets	8,605	10,850	10,888	10,617	11,173
Total interest income	600,046	608,982	579,942	589,276	589,902
Interest expense:
Deposits	199,688	224,811	216,327	214,457	211,787
FHLB advances	112,297	122,214	128,186	135,747	141,910
Other borrowings	8,121	8,633	7,758	9,591	21,375
Total interest expense	320,106	355,658	352,271	359,795	375,072
Net interest income	279,940	253,324	227,671	229,481	214,830
Provision for loan and lease losses	38,853	27,109	17,076	17,728	20,920
Net interest income after provision for loan and lease losses	241,087	226,215	210,595	211,753	193,910
Other income:
Retail banking	80,108	72,285	72,130	67,369	65,648
Mortgage banking	(3,069)	9,637	8,830	9,480	35,967
Leasing operations	252	2,230	331	1,207	905
Net gains (losses)	46,336	26,302	25,580	16,094	(2,862)
Bank owned life insurance and other	9,197	9,691	9,785	9,849	11,909
Total other income	132,824	120,145	116,656	103,999	111,567
Administrative expenses:
Compensation and employee benefits	72,412	73,951	65,438	68,099	61,656
Net occupancy and equipment	29,162	27,051	26,314	26,861	25,902
Marketing expenses	9,462	6,554	9,633	6,059	3,991
Federal deposit insurance premiums	1,044	1,026	932	916	939
Merger expenses	-	-	-	-	3,427
Amortization of goodwill	4,039	4,039	4,039	4,039	4,045
Other administrative expenses	59,884	42,629	44,467	41,612	45,121
Total administrative expenses	176,003	155,250	150,823	147,586	145,081
Income before income taxes	197,908	191,110	176,428	168,166	160,396
Income taxes	62,829	60,677	56,016	53,376	51,022
Net income	$ 135,079	$ 130,433	$ 120,412	$ 114,790	$ 109,374
Basic earnings per share(1)	$ .60	$ .58	$ .55	$ .52	$ .50
Diluted earnings per share(1)	$ .59	$ .57	$ .54	$ .51	$ .49
Average common shares outstanding(1):
Basic	224,524,427	224,709,693	217,811,601	218,849,204	218,367,756
Diluted	229,922,618	230,579,401	223,381,474	224,244,027	222,881,769
Cash dividends declared per share(1)	$ .20	$ .19	$ .19	$ .17	$ .17
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(1) Restated to reflect the 5% stock dividend issued September 28, 2001.

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CHARTER ONE FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Twelve Months Ended
	12/31/01	12/31/00
	(Dollars in thousands, except per share data)
Interest income:
Loans and leases	$ 1,872,270	$ 1,810,608
Mortgage-backed securities:
Available for sale	366,475	241,369
Held to maturity	86,952	120,812
Investment securities:
Trading	-	38
Available for sale	11,180	33,412
Held to maturity	409	1,594
Other interest-earning assets	40,960	39,255
Total interest income	2,378,246	2,247,088
Interest expense:
Deposits	855,283	766,109
FHLB advances	498,444	532,583
Other borrowings	34,103	45,361
Total interest expense	1,387,830	1,344,053
Net interest income	990,416	903,035
Provision for loan and lease losses	100,766	54,205
Net interest income after provision for loan and lease losses	889,650	848,830
Other income:
Retail banking	291,892	243,547
Mortgage banking	24,878	77,914
Leasing operations	4,020	14,919
Net gains	114,312	9,271
Bank owned life insurance and other	38,522	47,220
Total other income	473,624	392,871
Administrative expenses:
Compensation and employee benefits	279,900	270,642
Net occupancy and equipment	109,388	101,893
Marketing expenses	31,708	19,527
Federal deposit insurance premiums	3,918	4,011
Merger expenses	-	29,491
Amortization of goodwill	16,156	16,180
Other administrative expenses	188,592	162,211
Total administrative expenses	629,662	603,955
Income before income taxes	733,612	637,746
Income taxes	232,898	203,784
Net income	$ 500,714	$ 433,962
Basic earnings per share(1)	$ 2.25	$ 1.93
Diluted earnings per share(1)	$ 2.21	$ 1.90
Average common shares outstanding(1):
Basic	221,473,731	224,397,762
Diluted	227,031,880	228,471,263
Cash dividends declared per share(1)	$ .75	$ .63
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(1) Restated to reflect the 5% stock dividend issued September 28, 2001.

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CHARTER ONE FINANCIAL, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(unaudited)

	12/31/01	9/30/01	6/30/01	3/31/01	12/31/00
	(Dollars in thousands, except per share data)
ASSETS
Cash and deposits with banks	$ 481,013	$ 565,955	$ 608,420	$ 537,754	$ 530,771
Federal funds sold and other	35,507	504	13,161	35,494	486
Total cash and cash equivalents	516,520	566,459	621,581	573,248	531,257
Investments securities:
Available for sale	129,312	133,409	109,298	113,242	426,701
Held to maturity	6,274	7,088	6,827	7,469	22,514
Mortgage-backed securities:
Available for sale	8,030,512	7,390,874	5,621,148	5,385,106	4,087,196
Held to maturity	983,904	1,129,049	1,268,993	1,415,280	1,506,175
Loans and leases, net	25,396,071	25,194,411	24,337,829	23,807,368	23,950,172
Loans held for sale	332,629	204,126	198,491	157,762	58,002
Bank owned life insurance	808,231	798,124	753,840	753,323	743,509
Federal Home Loan Bank stock	617,836	614,603	572,857	577,135	568,377
Premises and equipment	352,235	348,821	334,057	331,459	323,911
Accrued interest receivable	162,065	176,359	156,732	159,103	165,990
Real estate and other collateral owned	54,351	45,642	39,537	36,573	27,731
Loan servicing assets	139,840	148,875	134,286	127,301	121,735
Goodwill	350,839	300,104	164,227	168,319	172,411
Other assets	293,897	244,184	227,517	218,973	265,746
Total assets	$38,174,516	$37,302,128	$34,547,220	$33,831,661	$32,971,427
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Checking accounts	$ 7,830,026	$ 6,405,681	$ 5,101,776	$ 4,365,660	$ 3,941,912
Money market and savings accounts	6,737,160	6,754,670	6,375,715	6,220,615	5,486,158
Certificates of deposit	10,556,123	10,328,720	9,642,507	9,834,765	10,177,601
Total deposits	25,123,309	23,489,071	21,119,998	20,421,040	19,605,671
Federal Home Loan Bank advances	8,657,238	9,139,367	9,384,710	9,635,622	9,636,277
Federal funds purchased and repurchase agreements	203,259	467,771	171,636	56,472	262,326
Other borrowings	304,410	306,987	292,504	289,010	284,808
Advance payments by borrowers for taxes and insurance	54,103	57,775	54,120	50,306	60,761
Accrued interest payable	57,704	73,908	91,419	91,849	54,499
Accrued expenses and other liabilities	845,993	841,057	865,265	742,738	610,881
Total liabilities	35,246,016	34,375,936	31,979,652	31,287,037	30,515,223
Shareholders' equity:
Preferred stock - $.01 par value per share; 20,000,000 shares authorized and unissued	-	-	-	-	-
Common stock - $.01 par value per share; 360,000,000 shares authorized; 224,855,827, 224,427,720, 212,681,891, 212,681,891, and 212,684,698 shares issued	2,249	2,244	2,127	2,127	2,127
Additional paid-in capital	2,091,767	2,084,103	1,751,959	1,747,775	1,745,232
Retained earnings	811,093	721,430	916,326	850,961	786,793
Less 516,082, 0, 5,571,193, 4,667,371, and 4,456,293 shares of common stock held in treasury at cost	(14,586)	-	(141,622)	(110,821)	(100,545)
Borrowings of employee investment and stock ownership plan	-	(314)	(628)	(942)	(1,256)
Accumulated other comprehensive income	37,977	118,729	39,406	55,524	23,853
Total shareholders' equity	2,928,500	2,926,192	2,567,568	2,544,624	2,456,204
Total liabilities and shareholders' equity	$38,174,516	$37,302,128	$34,547,220	$33,831,661	$32,971,427

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CHARTER ONE FINANCIAL, INC.
SELECTED STATISTICAL DATA
(unaudited)

	Three Months Ended
	12/31/01	9/30/01	6/30/01	3/31/01	12/31/00
	(Dollars in thousands, except per share data)
Operating earnings (excluding merger expenses):
Operating earnings	$135,079	$130,433	$120,412	$114,790	$111,704
Operating earnings per share(1)	.59	.57	.54	.51	.50
Annualized returns and ratios based on operating earnings:
Return on average assets	1.44%	1.43%	1.42%	1.38%	1.36%
Return on average equity	17.67	17.81	18.70	18.29	18.65
Average equity to average assets	8.15	8.03	7.60	7.52	7.28
Net interest income to administrative expenses	1.59x	1.63x	1.51x	1.55x	1.52x
Administrative expenses to average assets	1.88%	1.70%	1.78%	1.77%	1.72%
Efficiency ratio	41.66	40.49	42.63	43.05	41.79
Annualized returns based on net income:
Return on average assets	1.44	1.43	1.42	1.38	1.33
Return on average equity	17.67	17.81	18.70	18.29	18.26
Annualized return on average tangible equity(2)	20.18	19.84	20.45	20.11	20.18
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(1) Restated to reflect the 5% stock dividend issued September 28, 2001.
(2) Computed as the ratio of net income, excluding the amortization of goodwill and core deposit intangible, to average tangible equity.

	Twelve Months Ended
	12/31/01	12/31/00
	(Dollars in thousands, except per share data)
Operating earnings (excluding merger expenses):
Operating earnings	$500,714	$453,918
Operating earnings per share(1)	2.21	1.99
Returns and ratios based on operating earnings:
Return on average assets	1.41%	1.43%
Return on average equity	18.17	18.82
Average equity to average assets	7.76	7.58
Net interest income to administrative expenses	1.57x	1.57x
Administrative expenses to average assets	1.77%	1.81%
Efficiency ratio	41.91	43.39
Returns based on net income:
Return on average assets	1.41	1.36
Return on average equity	18.17	18.00
Return on average tangible equity(2)	20.25	19.99
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(1) Restated to reflect the 5% stock dividend issued September 28, 2001.
(2) Computed as the ratio of net income, excluding the amortization of goodwill and core deposit intangible, to average tangible equity.

	12/31/01	9/30/01	6/30/01	3/31/01	12/31/00
End of period capitalization:
Equity to assets	7.67%	7.84%	7.43%	7.52%	7.45%
Tangible equity to assets	6.74	7.03	6.96	7.02	6.92
Book value per share(1)	$13.05	$13.04	$11.81	$11.65	$11.23
Tangible book value per share(1)	11.47	11.68	11.05	10.88	10.44
Miscellaneous end-of-period data:
Number of employees (full-time equivalents)	6,850	6,716	6,660	6,551	6,573
Number of full-service branches	456	436	423	423	419
Number of loan production offices	29	29	29	32	32
Number of ATMs	919	921	905	910	913
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(1) Restated to reflect the 5% stock dividend issued September 28, 2001.

COMPOSITION OF DEPOSITS

	12/31/01	9/30/01	6/30/01	3/31/01	12/31/00
	(Dollars in thousands)
Checking accounts:
Interest-bearing	$5,973,545	$4,840,344	$3,545,157	$2,853,954	$2,547,726
Noninterest-bearing	1,856,481	1,565,337	1,556,619	1,511,706	1,394,186
Money market and savings accounts	6,737,160	6,754,670	6,375,715	6,220,615	5,486,158
Certificates of deposit:
Retail	10,465,071	10,243,990	9,522,954	9,695,516	9,979,198
Brokered	91,052	84,730	119,553	139,249	198,403
Total deposits	$25,123,309	$23,489,071	$21,119,998	$20,421,040	$19,605,671

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CHARTER ONE FINANCIAL, INC.
AVERAGE BALANCE SHEET, YIELDS AND COSTS
(unaudited)

	Three Months Ended
	12/31/01	9/30/01	6/30/01	3/31/01	12/31/00
	(Dollars in thousands)
Average balance sheet data:
Interest-earning assets:
Loans and leases	$25,992,199	$26,538,590	$24,545,830	$24,414,279	$24,501,333
Mortgage-backed securities	8,125,218	6,721,551	6,308,018	6,096,885	5,362,632
Investment securities	139,714	169,317	121,273	155,647	461,514
Other interest-earning assets	627,381	642,584	636,982	594,483	584,097

Total interest-earning assets	34,884,512	34,072,042	31,612,103	31,261,294	30,909,576
Allowance for loan and lease losses	(235,087)	(231,028)	(192,922)	(187,665)	(187,769)
Noninterest-earning assets(1)	2,867,450	2,656,029	2,466,163	2,295,337	2,197,735

Total assets	$37,516,875	$36,497,043	$33,885,344	$33,368,966	$32,919,542

Interest-bearing liabilities:
Checking accounts	$ 6,971,531	$ 5,803,371	$ 4,515,967	$ 3,957,804	$ 3,743,410
Money market and savings accounts	6,705,579	6,741,797	6,293,361	5,861,567	5,367,142
Certificates of deposit	10,449,348	10,406,778	9,708,127	9,964,579	10,101,086

Total deposits	24,126,458	22,951,946	20,517,455	19,783,950	19,211,638
FHLB advances	8,866,648	9,280,037	9,411,921	9,819,816	9,380,222
Other borrowings	553,116	548,888	427,597	531,171	1,209,359

Total interest-bearing liabilities	33,546,222	32,780,871	30,356,973	30,134,937	29,801,219
Noninterest-bearing liabilities	912,290	787,228	952,391	723,044	722,980

Total liabilities	34,458,512	33,568,099	31,309,364	30,857,981	30,524,199
Shareholders' equity	3,058,363	2,928,944	2,575,980	2,510,985	2,395,343

Total liabilities and shareholders' equity	$37,516,875	$36,497,043	$33,885,344	$33,368,966	$32,919,542

Yields and costs during period:
Weighted average yield:
Loans and leases(2)	7.10%	7.29%	7.48%	7.68%	7.70%
Mortgage-backed securities	6.23	6.54	6.84	7.15	7.29
Investment securities	8.09	8.21	7.61	7.66	7.27
Other interest-earning assets	5.37	6.61	6.76	7.14	7.49
Total interest-earning assets	6.87	7.13	7.34	7.56	7.62
Weighted average cost(3):
Checking accounts	2.24	2.47	2.16	1.94	1.78
Money market and savings accounts	2.61	3.13	3.71	3.60	3.35
Certificates of deposit	4.41	5.17	5.53	5.84	5.90
Total deposits	3.28	3.89	4.23	4.40	4.39
FHLB advances	5.02	5.22	5.46	5.60	6.01
Other borrowings	5.82	6.23	7.23	7.22	6.95
Total interest-bearing liabilities	3.79	4.30	4.65	4.84	5.00
Interest rate spread	3.08	2.83	2.69	2.72	2.62
Net yield on interest-earning assets	3.21	2.97	2.88	2.94	2.78
 ____________________________
(1) Includes mark-to-market adjustments on securities available for sale.
(2) Excludes impact of related tax benefits.
(3) Includes the annualized effect of interest rate risk management instruments.

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CHARTER ONE FINANCIAL, INC.
AVERAGE BALANCE SHEET, YIELDS AND COSTS
(unaudited)

	Twelve Months Ended
	12/31/01	12/31/00
	(Dollars in thousands)
Average balance sheet data:
Interest-earning assets:
Loans and leases	$25,463,666	$23,830,266
Mortgage-backed securities	6,818,807	5,032,746
Investment securities	146,664	487,490
Other interest-earning assets	628,560	543,450
Total interest-earning assets	33,057,697	29,893,952
Allowance for loan and lease losses	(211,859)	(185,623)
Noninterest-earning assets(1)	2,651,957	2,097,990
Total assets	$35,497,795	$31,806,319
Interest-bearing liabilities:
Checking accounts	$ 5,345,061	$ 3,632,640
Money market and savings accounts	6,433,557	5,401,048
Certificates of deposit	10,230,112	9,821,168
Total deposits	22,008,730	18,854,856
FHLB advances	9,361,225	9,309,296
Other borrowings	515,345	613,875
Total interest-bearing liabilities	31,885,300	28,778,027
Noninterest-bearing liabilities	856,906	616,804
Total liabilities	32,742,206	29,394,831
Shareholders' equity	2,755,589	2,411,488
Total liabilities and shareholders' equity	$35,497,795	$31,806,319
Yields and costs during period:
Weighted average yield:
Loans and leases(2)	7.35%	7.60%
Mortgage-backed securities	6.65	7.20
Investment securities	7.90	7.19
Other interest-earning assets	6.43	7.10
Total interest-earning assets	7.19	7.51
Weighted average cost(3):
Checking accounts	2.22	1.58
Money market and savings accounts	3.23	3.12
Certificates of deposit	5.17	5.50
Total deposits	3.89	4.06
FHLB advances	5.32	5.71
Other borrowings	6.58	7.32
Total interest-bearing liabilities	4.35	4.67
Interest rate spread	2.84	2.84
Net yield on interest-earning assets	3.00	3.02
_________________________
(1) Includes mark-to-market adjustments on securities available for sale.
(2) Excludes impact of related tax benefits.
(3) Includes the annualized effect of interest rate risk management instruments.

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CHARTER ONE FINANCIAL, INC.
YIELDS AND COSTS AT END OF PERIOD
(unaudited)

	12/31/01	9/30/01	6/30/01	3/31/01	12/31/00
Yields and costs at end of period:
Weighted average yield:
Real estate loans	6.99%	7.30%	7.33%	7.45%	7.49%
Retail consumer loans	6.35	6.90	7.18	7.82	7.86
Automobile loans	7.67	8.16	8.45	8.63	8.67
Consumer finance loans	8.15	8.33	8.41	8.76	8.91
Leases(1)	5.87	6.05	6.22	6.27	6.33
Corporate banking loans	6.07	7.11	7.47	8.34	8.89
Total loans and leases	6.91	7.30	7.43	7.69	7.73
Mortgage-backed securities	6.18	6.46	6.73	7.06	7.29
Investment securities	8.21	8.15	7.90	7.92	7.40
Other interest-earning assets	5.43	6.88	7.13	7.12	7.46
Total interest-earning assets	6.71	7.10	7.27	7.54	7.64
Weighted average cost(2):
Checking accounts	1.86	2.45	2.15	1.93	1.73
Money market and savings accounts	2.26	2.72	3.14	3.79	3.29
Certificates of deposit	4.03	4.84	5.52	5.76	5.93
Total deposits	2.88	3.58	3.99	4.34	4.35
FHLB advances	5.02	5.12	5.39	5.51	5.86
Other borrowings	5.86	5.31	6.84	8.06	7.21
Total interest-bearing liabilities	3.46	4.04	4.46	4.75	4.89
Interest rate spread	3.25	3.06	2.81	2.79	2.75
Net yield on interest-earning assets	3.38	3.21	3.00	2.97	2.91
___________________________
(1) Excludes impact of related tax benefits.
(2) Includes the annualized effect of interest rate risk management instruments.

LOAN AND LEASE PORTFOLIO
(unaudited)

	12/31/01	9/30/01	6/30/01	3/31/01	12/31/00
	(Dollars in thousands)
Loan and lease portfolio, net(1):
One-to-four family:
Permanent:
Fixed rate	$,419,819	$5,812,007	$5,408,985	$4,788,565	$4,543,712
Adjustable rate	3,350,370	3,753,921	3,935,194	5,034,817	5,989,120
Construction	409,369	411,186	380,735	354,997	345,930
	10,179,558	9,977,114	9,724,914	10,178,379	10,878,762
Commercial real estate:
Multifamily	1,189,777	1,240,894	1,035,595	1,031,704	1,115,360
Other	1,279,889	1,276,072	1,038,628	1,001,852	855,266
	2,469,666	2,516,966	2,074,223	2,033,556	1,970,626
Consumer:
Retail	4,857,473	4,910,435	5,454,166	4,853,952	4,631,476
Automobile	4,397,425	4,259,625	3,625,418	3,308,099	3,151,084
Consumer finance	1,042,522	1,066,613	1,073,648	1,098,983	988,879
	10,297,420	10,236,673	10,153,232	9,261,034	8,771,439
Business:
Leases	1,994,524	2,008,167	1,937,747	1,869,117	1,778,021
Corporate banking	1,043,010	895,221	844,582	816,035	798,942
	3,037,534	2,903,388	2,782,329	2,685,152	2,576,963
Loans and leases before allowance for loan and lease losses	25,984,178	25,634,141	24,734,698	24,158,121	24,197,790
Allowance for loan and lease losses	(255,478)	(235,604)	(198,378)	(192,991)	(189,616)
Loans and leases, net(1)	$25,728,700	$25,398,537	$24,536,320	$23,965,130	$24,008,174
Portfolio of loans serviced for others	$13,846,807	$13,862,069	$12,115,754	$10,723,836	$10,379,644
_____________________________
(1) Includes loans held for sale.

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CHARTER ONE FINANCIAL, INC.
LOAN AND LEASE ACTIVITY(unaudited)

	Three Months Ended
	12/31/01	9/30/01	6/30/01	3/31/01	12/31/00
	(Dollars in thousands)
Originations:
Real estate:
Permanent:
One-to-four family	$2,831,833	$2,015,708	$2,512,966	$1,453,923	$1,120,250
Multifamily	1,774	21,003	5,650	14,026	4,818
Commercial	9,070	19,953	65,775	60,806	28,424
Total permanent loans	2,842,677	2,056,664	2,584,391	1,528,755	1,153,492
Construction:
One-to-four family	7,288	16,765	203,528	121,929	163,533
Multifamily	7,841	60,506	32,327	38,187	11,185
Commercial	21,947	68,526	19,207	86,216	20,225
Total construction loans	37,076	145,797	255,062	246,332	194,943
Total real estate loans originated	2,879,753	2,202,461	2,839,453	1,775,087	1,348,435
Retail consumer	867,979	948,975	1,135,388	584,345	490,514
Automobile	636,021	900,593	688,682	490,625	450,274
Consumer finance	63,935	70,161	68,657	56,705	82,606
Leases	104,562	141,386	111,288	144,837	228,801
Corporate banking	396,426	273,105	254,980	213,985	248,647
Total loans and leases originated	4,948,676	4,536,681	5,098,448	3,265,584	2,849,277
Loans purchased	7,244	1,406,582	3,827	7,896	1,919
Sales and principal reductions:
Loans sold	476,089	399,889	466,831	293,094	145,247
Loans exchanged for mortgage-backed securities	1,259,205	2,258,523	1,768,191	1,422,334	1,209,198
Principal reductions	2,982,202	2,225,932	2,306,019	1,597,326	1,439,129
Total sales and principal reductions	4,717,496	4,884,344	4,541,041	3,312,754	2,793,574
Increase (decrease) before net items	$ 238,424	$1,058,919	$ 561,234	$ (39,274)	$ 57,622
	Twelve Months Ended
	12/31/01	12/31/00
	(Dollars in thousands)
Originations:
Real estate:
Permanent:
One-to-four family	$8,814,430	$4,916,631
Multifamily	42,453	34,454
Commercial	155,604	199,648
Total permanent loans	9,012,487	5,150,733
Construction:
One-to-four family	349,510	605,240
Multifamily	138,861	78,542
Commercial	195,896	104,045
Total construction loans	684,267	787,827
Total real estate loans originated	9,696,754	5,938,560
Retail consumer	3,536,687	2,063,352
Automobile	2,715,921	1,791,772
Consumer finance	259,458	405,193
Leases	502,073	794,947
Corporate banking	1,138,496	818,394
Total loans and leases originated	17,849,389	11,812,218
Loans purchased	1,425,549	18,809
Sales and principal reductions:
Loans sold	1,635,903	472,622
Loans exchanged for mortgage-backed securities	6,708,253	3,991,087
Principal reductions	9,111,479	5,593,663
Total sales and principal reductions	17,455,635	10,057,372
Increase before net items	$ 1,819,303	$ 1,773,655

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CHARTER ONE FINANCIAL, INC.
ALLOWANCE FOR LOAN AND LEASE LOSSES
(unaudited)

	Three Months Ended
	12/31/01	9/30/01	6/30/01	3/31/01	12/31/00
	(Dollars in thousands)
Allowance for loan and lease losses:
Balance, beginning of period	$235,604	$198,378	$192,991	$189,616	$189,583
Provision for loan and lease losses	38,853	27,109	17,076	17,728	20,920
Acquired through business combination	-	33,782	-	-	-
Loans and leases charged off:
One-to-four family	(1,035)	(800)	(357)	(1,005)	(1,500)
Commercial real estate	(630)	(26)	(448)	(35)	(162)
Retail consumer	(1,841)	(2,123)	(1,694)	(1,955)	(3,632)
Automobile	(13,073)	(8,243)	(8,794)	(9,986)	(7,532)
Consumer finance	(2,890)	(3,762)	(2,537)	(2,057)	(2,537)
Leases	-	(7,234)	(262)	-	-
Corporate banking	(2,216)	(3,903)	(284)	(1,269)	(8,349)
Total charge-offs	(21,685)	(26,091)	(14,376)	(16,307)	(23,712)
Recoveries:
One-to-four family	13	74	21	24	507
Commercial real estate	51	19	4	1	146
Retail consumer	650	402	499	421	634
Automobile	1,803	1,756	1,678	1,366	1,308
Consumer finance	26	73	77	51	-
Leases	-	-	220	-	-
Corporate banking	163	102	188	91	230
Total recoveries	2,706	2,426	2,687	1,954	2,825
Net loan and lease charge-offs	(18,979)	(23,665)	(11,689)	(14,353)	(20,887)
Balance, end of period	$255,478	$235,604	$198,378	$192,991	$189,616
Net charge-offs to average loans and leases (annualized)	.29%	.36%	.19%	.24%	.34%
	Twelve Months Ended
	12/31/01	12/31/00
	(Dollars in thousands)
Allowance for loan and lease losses:
Balance, beginning of period	$189,616	$186,400
Provision for loan and lease losses	100,766	54,205
Acquired through business combination	33,782	-
Loans and leases charged off:
One-to-four family	(3,196)	(5,723)
Commercial real estate	(1,139)	(341)
Retail consumer	(7,613)	(12,508)
Automobile	(40,097)	(27,827)
Consumer finance	(11,246)	(4,994)
Leases	(7,496)	-
Corporate banking	(7,672)	(8,938)
Total charge-offs	(78,459)	(60,331)
Recoveries:
One-to-four family	132	1,155
Commercial real estate	75	241
Retail consumer	1,972	1,610
Automobile	6,603	5,810
Consumer finance	227	17
Leases	220	-
Corporate banking	544	509
Total recoveries	9,773	9,342
Net loan and lease charge-offs	(68,686)	(50,989)
Balance, end of period	$255,478	$189,616
Net charge-offs to average loans and leases (annualized)	.27%	.21%

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CHARTER ONE FINANCIAL, INC.
NONPERFORMING ASSETS
(unaudited)

	12/31/01	9/30/01	6/30/01	3/31/01	12/31/00
	(Dollars in thousands)
Nonperforming loans and leases:
Nonaccrual loans and leases:
Real estate mortgage loans:
One-to-four family(1)	$ 79,394	$ 77,094	$ 71,761	$ 71,531	$ 71,269
Multifamily and commercial	13,552	8,046	5,566	8,566	8,132
Construction and land	10,276	4,182	6,482	7,683	8,806
Total real estate mortgage loans	103,222	89,322	83,809	87,780	88,207
Retail consumer	16,592	16,156	14,565	12,924	11,120
Automobile	-	24	47	56	130
Consumer finance	68,485	63,198	58,255	51,898	48,673
Leases	904	2,687	6,441	-	-
Corporate banking	10,551	9,455	15,041	16,593	18,707
Total nonaccrual loans and leases	199,754	180,842	178,158	169,251	166,837
Accruing loans and leases delinquent more than 90 days:
Real estate mortgage loans:
One-to-four family	-	-	-	-	-
Multifamily and commercial	-	-	-	-	-
Construction and land	-	-	-	-	-
Total real estate mortgage loans	-	-	-	-	-
Retail consumer(1)	4,519	3,149	2,692	2,947	2,586
Automobile	6,000	6,437	6,709	5,887	6,911
Consumer finance	-	-	-	-	-
Leases	-	62	412	1,958	2,956
Corporate banking	4,691	1,991	2,076	1,114	2,086
Total accruing loans and leases delinquent more than 90 days	15,210	11,639	11,889	11,906	14,539
Restructured real estate mortgage loans	653	656	659	662	666
Total nonperforming loans and leases	215,617	193,137	190,706	181,819	182,042
Real estate acquired through foreclosure and other collateral owned	50,265	41,955	36,500	33,363	27,523
Total nonperforming assets	265,882	235,092	227,206	215,182	209,565
Less government guaranteed loans	21,506	21,439	19,527	22,878	19,225
Nonperforming assets net of government guaranteed loans	$244,376	$213,653	$207,679	$192,304	$190,340
Ratio of (excluding government guaranteed nonperforming loans):
Nonperforming loans and leases to total loans and leases	.75%	.68%	.70%	.66%	.68%
Nonperforming assets to total assets	.64	.57	.60	.57	.58
Allowance for loan and lease losses to:
Nonperforming loans and leases	131.61	137.22	115.89	121.42	116.46
Total loans and leases before allowance	.98	.92	.80	.80	.78
______________________________
(1) Includes government guaranteed loans.

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